As filed with the Securities and Exchange Commission on October 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROPER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0263969
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6901 Professional Parkway,

Suite 200

Sarasota, Florida 34240

(941) 556-2601

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

L. Neil Hunn

President and Chief Executive Officer

Roper Technologies, Inc.

6901 Professional Parkway,

Suite 200

Sarasota, Florida 34240

(941) 556-2601

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joel T. May

Jones Day

1221 Peachtree Street, N.E.

Suite 400

Atlanta, GA 30361

(404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, $0.01 Par Value
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

(1)

An indeterminate amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

PROSPECTUS

Roper Technologies, Inc.

The following are types of securities that may be offered and sold by Roper Technologies, Inc. or by selling security holders under this prospectus from time to time:

•	Common stock

•	Preferred stock

•	Debt securities
•	Warrants

•	Purchase contracts

•	Units

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus, together with any applicable prospectus supplement, carefully before you invest.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

•	Maturity

•	Interest rate

•	Currency of payments

•	Dividends
•	Redemption terms

•	Listing on a security exchange

•	Amount payable at maturity

•	Conversion or exchange rights
•	Liquidation amount

•	Subsidiary guarantees

•	Sinking fund terms

Our common stock is listed on the New York Stock Exchange under the ticker symbol ROP. On October 27, 2021, the reported last sale price on the New York Stock Exchange for our common stock was $481.19 per share.

Investing in these securities involves certain risks. See “Item 1A-Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2021

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus or an applicable prospectus supplement or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Unless we have indicated otherwise, references in this prospectus to “Roper”, “we,” “us,” and “our” refer to Roper Technologies, Inc. and not to any of its existing or future subsidiaries.

ROPER TECHNOLOGIES, INC.

References in this section to “Roper,” the “Company,” “we,” “us” and “our” or similar terms are to Roper Technologies, Inc. and our consolidated subsidiaries.

Our Business

Roper is a diversified technology company. We operate businesses that design and develop software (both license and Software-as-a-Service) and engineered products and solutions for a variety of niche end markets.

We pursue consistent and sustainable growth in earnings and cash flow by emphasizing continuous improvement in the operating performance of our existing businesses and by acquiring other businesses that offer high value-added software, services, engineered products and solutions that we believe are capable of achieving growth and maintaining high margins. We compete in many niche markets and believe we are the market leader or a competitive alternative to the market leader in most of these markets.

Our Business Segments

Our operations are reported in four segments based upon business models and capital deployment strategy and objectives. The segments are: Application Software, Network Software & Systems, Measurement & Analytical Solutions and Process Technologies.

Application Software

Below is a description of the products offered by business that comprise the Application Software segment.

Aderant - provides comprehensive management software solutions for law and other professional services firms, including business development, calendar/docket matter management, time and billing and case management.

CBORD - provides campus solutions software including access and cashless systems and food and nutrition service management serving primarily higher education and healthcare markets.

CliniSys - provides laboratory information management software solutions.

Data Innovations - provides software solutions that enable enterprise management of hospitals and independent laboratories.

Deltek - provides enterprise software and information solutions for government contractors, professional services firms and other project-based businesses.

Horizon - provides software, services, and technologies for foodservice operations–specializing in K-12.

IntelliTrans - provides transportation management software and services to bulk and break-bulk commodity producers.

PowerPlan - provides financial and compliance management software and solutions to large complex companies in asset-intensive industries.

Strata - provides cloud-based financial analytics and performance management software that is used by healthcare providers for financial planning, decision support and continuous cost improvement.

Sunquest - provides diagnostic and laboratory information systems to health care providers worldwide.

Vertafore - provides cloud-based software to the property and casualty insurance industry, including agency management, compliance, workflow, and data solutions.

Network Software & Systems

Below is a description of the products offered by business that comprise the Network Software & Systems segment.

ConstructConnect - provides cloud-based data, collaboration and estimating automation software solutions to a network of pre-construction contractors.

DAT - provides electronic marketplaces that connect available capacity of trucking units with the available loads of freight throughout North America.

Foundry - provides software technologies used to deliver visual effects and 3D content for the entertainment and digital design industries.

Inovonics - provides high performance wireless sensor network and solutions for a variety of applications.

iPipeline - provides cloud-based software solutions for the life insurance and financial services industries.

iTradeNetwork - provides electronic marketplaces and supply chain software that connect food suppliers, distributors and vendors, primarily in the perishable food sector.

Link Logistics - provides electronic marketplaces that connect available capacity of trucking units with the available loads of freight throughout Canada.

MHA - provides health care service and software solutions to alternate site health care markets.

RF IDeas - provides RFID card readers used in numerous identity access management applications across a variety of vertical markets.

SHP - provides data analytics and benchmarking information for the post-acute healthcare provider marketplace.

SoftWriters - provides software solutions to pharmacies that primarily serve the long term care marketplace.

TransCore - provides toll systems and toll products, transaction and violation processing services, and intelligent traffic systems to governmental and private sector entities. On October 1, 2021, Roper entered into a definitive agreement to sell the TransCore unit to ST Engineering Urban Solutions USA Inc. for approximately $2.68 billion, subject to customary adjustments reflecting cash, indebtedness, working capital and transaction expenses.

Measurement & Analytical Solutions

Below is a description of the products offered by business that comprise the Measurement & Analytical Solutions segment.

Alpha - provides precision rubber and polymer testing instruments, and data analysis software.

CIVCO Medical Solutions - provides accessories focused on guidance and infection control for ultrasound procedures.

CIVCO Radiotherapy - provides radiotherapy solutions, including patient positioning and immobilization devices, and patient care products. On October 14, 2021, Roper entered into a definitive agreement to sell the CIVCO Radiotherapy unit to an affiliate of Blue Wolf Capital for approximately $120 million.

Dynisco - provides solutions for testing and analyzing plastics used in a variety of end markets.

FMI - provides dispensers and metering pumps which are utilized in a broad range of applications requiring precision fluid control.

Hansen - provides control valves for large industrial refrigeration systems.

Hardy - provides precision weighing equipment for process and packaging for a variety of industries including food processing, automated manufacturing, chemical, plastics, and rubber.

IPA - provides automated surgical scrub and linen dispensing equipment for healthcare providers.

Logitech - provides equipment and consumables used for sample preparation and material analysis used primarily in the semiconductor geological science industries.

Neptune - provides water meters, enabling water utilities to remotely monitor their customers utilizing Automatic Meter Reading (AMR) and Advanced Metering Infrastructure (AMI) technologies.

Northern Digital - provides optical and electromagnetic precision measurement systems for medical and industrial applications.

Struers - provides equipment and consumables for sample preparation and testing of solid materials used across a variety of end markets.

Technolog - provides products and services to water and gas utilities, used for network monitoring, pressure control, and remote meter reading.

Uson - provides automated leak detection equipment for a variety of end markets, including automotive, medical device, pharmaceutical, and general industrial.

Verathon - provides medical devices that enable airway management and bladder volume measurement solutions for healthcare providers.

Process Technologies

Below is a description of the products offered by business that comprise the Process Technologies segment.

AMOT - provides temperature control and emergency shutoff valves used by customers in the energy and general industrial end markets.

CCC - provides turbomachinery control hardware, software, and services for customers across the upstream, midstream, and downstream energy markets.

Cornell - provides specialized pumps used across a variety of end markets, including agriculture, energy, food processing, mining, waste water processing, and general industrial.

FTI - provides flow meter calibrators, and controllers used primarily in the aerospace, automotive, energy, and general industrial end markets.

Metrix - provides vibration monitoring systems and controls across a variety of end markets.

PAC - provides analytical instruments used by energy refineries and laboratories.

Roper Pump - provides specialty pumps and drilling power sections used by customers in the energy, general industrial, and transportation end markets.

Viatran - provides pressure and level sensors for energy and general industrial end markets.

Zetec - provides non-destructive testing equipment and solutions used primarily in the power generation and other industrial end markets. On August 10, 2021, the Company entered into a definitive agreement to sell Zetec to Eddyfi/NDT for approximately $350 million.

Our principal executive offices are located at 6901 Professional Parkway, Suite 200, Sarasota, Florida 34240, and the telephone number is (941) 556-2601. We maintain a website at www.ropertech.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities registered under this shelf process, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” carefully before you invest. This prospectus may not be used to make offers or sales of the securities described herein unless accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us.

As permitted by SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequently filed with the SEC prior to the termination of the offering under this prospectus (other than any portion of such filings that are furnished rather than filed under applicable SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 5, 2021 and August 5, 2021, respectively;

(c)	Current Reports on Form 8-K, filed with the SEC on January 6, 2021, March 22, 2021, June 14, 2021, October 4, 2021, October 8, 2021 and October 22, 2021 (second Form 8-K, Item 5.02), respectively;

(d)

The portions of the Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders, filed with the SEC on April 29, 2021, that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2020; and

(e)

The description of our capital stock in our Form S-1, filed with the SEC on May 23, 2002, as updated by Exhibit 4.17 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020, and as subsequently amended or updated.

You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling (941) 556-2601, by writing to Investor Relations, Roper Technologies, Inc., 6901 Professional Parkway, Suite 200, Sarasota, Florida 34240 or by sending an email to investor-relations@ropertech.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and documents that are incorporated by reference in this prospectus include “forward-looking statements” within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements that are not historical facts are “forward-looking statements.” Forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors that we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our employees, customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover following the pandemic.

Additional examples of forward-looking statements in this report include but are not limited to statements regarding operating results, the success of our operating plans, our expectations regarding our ability to generate cash and reduce debt and associated interest expense, profit and cash flow expectations, the prospects for newly acquired businesses to be integrated and contribute to future growth, our expectations regarding growth through acquisitions and the ability to complete our announced divestitures, including obtaining any required regulatory approvals with respect thereto. Important assumptions relating to the forward-looking statements include, among others, demand for our products, the cost, timing and success of product upgrades and new product introductions, raw material costs, expected pricing levels, expected outcomes of pending litigation, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

•	general economic conditions;

•	difficulty making acquisitions and successfully integrating acquired businesses;

•	any unforeseen liabilities associated with future acquisitions;

•	limitations on our business imposed by our indebtedness;

•	unfavorable changes in foreign exchange rates;

•	failure to effectively mitigate cybersecurity threats, including any litigation arising therefrom;

•	failure to comply with new data privacy laws and regulations, including any litigation arising therefrom;

•	difficulties associated with exports/imports and risks of changes to tariff rates;

•	risks and costs associated with our international sales and operations;

•	rising interest rates;

•	product liability and insurance risks;

•	increased warranty exposure;

•	future competition;

•	the cyclical nature of some of our markets;

•	reduction of business with large customers;

•	risks associated with government contracts;

•	changes in the supply of, or price for, labor, raw materials, parts and components;

•	environmental compliance costs and liabilities;

•	risks and costs associated with asbestos-related litigation;

•	potential write-offs of our goodwill and other intangible assets;

•	our ability to successfully develop new products;

•	failure to protect our intellectual property;

•	the effect of, or change in, government regulations (including tax);

•	economic disruption caused by terrorist attacks, health crises (such as the COVID-19 pandemic) or other unforeseen geopolitical events; and

•	the factors discussed in other reports filed with the SEC from time to time.

We believe these forward-looking statements are reasonable. However, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of these statements in light of new information or future events.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities issued pursuant to this registration statement for general corporate purposes which may include repaying debt, making capital investments and funding working capital requirements, or financing acquisitions. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose and include any other relevant information in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

The following descriptions are summaries of the material terms of our restated certificate of incorporation, as amended (our “restated certificate of incorporation”), and our amended and restated by-laws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our restated certificate of incorporation and amended and restated by-laws, copies of which are filed with the SEC.

Common Stock

As of October 25, 2021, there were 105,458,273 shares of our common stock outstanding.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “ROP.” The transfer agent and registrar for the common stock is Wells Fargo Bank, N.A., Sioux Falls, South Dakota.

Voting. Each holder of shares of our common stock is entitled to one vote on each matter properly submitted to a vote of our stockholders.

Dividend Rights. Holders of shares of our common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to holders of any outstanding preferred stock.

Liquidation. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors, our remaining assets will be distributed ratably among the holders of shares of our common stock on a per share basis. If we have any preferred stock outstanding at such time, holders of shares of our preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we will need to pay the applicable distribution to the holders of our preferred stock before distributions are paid to the holders of our common stock.

Rights and Preferences. Our common stock has no preemptive, redemption, conversion, sinking fund, or subscription rights. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid. All of our outstanding shares of common stock are fully paid and nonassessable, which means that the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional monies for such shares. Any additional shares of our common stock that we may issue in the future pursuant to an offering under this prospectus will also be fully paid and nonassessable.

Preferred Stock

Under our restated certificate of incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Certain Anti-Takeover Effects of Delaware Law

General. Certain provisions of our restated certificate of incorporation, amended and restated by-laws and applicable law may make it less likely that our management would be changed or someone would acquire our company without the consent of our board of directors. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or takeover attempts that might allow stockholders to receive a premium over the market price of their common stock.

Preferred Stock. Under our restated certificate of incorporation, our board of directors can at any time, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough shares necessary to take control.

Proposal and Nominating Procedures. Stockholders can propose that business be considered at an annual meeting of stockholders, and, in addition to our board of directors, can nominate candidates for our board of directors. However, a stockholder must follow the advance notice procedures described in Section 1.08 of our amended and restated by-laws. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal, or of the nomination, to our corporate secretary at least 90 days and at most 120 days before the first anniversary date of the annual meeting for the preceding year.

Removal of Directors; Vacancies. Subject to the rights of holders of any outstanding series of preferred stock, any director may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the corporation entitled to vote for the election of directors. Our amended and restated bylaws further provide that , subject to the rights of the holders of any outstanding series of preferred stock, vacancies may be filled by a majority vote of the directors then in office, although less than a quorum.

Elimination of Stockholder Action through Written Consent. Our restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Elimination of the Ability to Call Special Meetings. Our amended and restated bylaws provide that special meetings of our stockholders can only be called by order of the board of directors or the executive committee. Stockholders are not authorized to call a special meeting or to require our board of directors to call a special meeting.

Amendment of By-laws. Under our restated certificate of incorporation and amended and restated by-laws, our board of directors can adopt, amend or repeal the by-laws by a majority vote of the directors then in office. Our stockholders also have the power to amend or repeal our amended and restated by-laws at any meeting at which a quorum is present by a vote of two-thirds of the number of shares of stock entitled to vote present in person or by proxy at such meeting.

Business Combination Statute. We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Forum Selection

Pursuant to our amended and restated by-laws, a state court located within the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or amended and restated by-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine. Additionally, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933, as amended (the “Securities Act”).

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities referenced in this prospectus. The debt securities will be issued under the indenture (the “Indenture”), dated as of November 26, 2018, between Roper Technologies, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in one or more series established from time to time in or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the Indenture may be obtained from us. You can find definitions of certain capitalized terms used in this description under “—Certain Definitions.”

General

The Indenture does not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series; provided, however, that if any additional debt securities are not fungible with the debt securities previously issued for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined (including, but not limited to, any commodity, commodity index, stock exchange index or financial index);

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $1,000 and any multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuer;

•	any special interest premium or other premium;

•	whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected;

•	the currency in which payments shall be made, if other than U.S. dollars; and

•	any and all other terms of the debt securities of the applicable series.

Limitation on Mergers and Other Transactions

We may not merge or consolidate with any other person or persons (whether or not affiliated with us), and we may not sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or persons (whether or not affiliated with us), unless the following conditions are satisfied:

•

either (a) the transaction is a merger or consolidation, and we are the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease all or substantially all of our property or assets) is organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture satisfactory to the Trustee, all of our obligations under the debt securities and the Indenture;

•

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; and

•

an officer’s certificate is delivered to the Trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of counsel has been delivered to the Trustee to the effect that the condition in the first bullet set forth above has been satisfied.

The restrictions in the second and third bullets above shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•	the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the Delaware General Corporation Law.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us under the Indenture and, subject to the terms of the Indenture, we will be released from the obligation to pay principal and interest on the debt securities and all obligations under the Indenture.

For purposes of the foregoing, if we consummate a Holding Company Reorganization, the newly formed holding company (New HoldCo, as defined below) shall be treated as the “successor person” and the Holding Company Reorganization shall constitute the transfer to New HoldCo of substantially all of our assets.

The Indenture provides that upon completion of the Holding Company Reorganization, Roper will be discharged from all obligations and covenants under the indenture and the Notes and New HoldCo will be the sole obligor on the debt securities.

“Holding Company Reorganization” shall mean a merger with and into a newly formed wholly-owned, indirect subsidiary (“MergerCo”), all of the equity interests of which shall be held by a newly formed wholly-owned, direct subsidiary (“New HoldCo”) of Roper, all of the equity interests of which shall be initially be held by Roper. Such merger shall be pursuant to Section 251(g) (or any successor provision) of the Delaware General Corporation Law and shall not require the vote of our stockholders. Each of our shares of common stock shall be converted into a right to receive one share of New HoldCo common stock, with identical terms and rights as our common stock immediately prior to such conversion.

Reports to Holders

The Indenture provides that any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within 15 days after such document or report is filed with the SEC.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to debt securities:

(1) the failure to pay interest on any debt securities when the same becomes due and payable and the Default continues for a period of 60 days;

(2) the failure to pay the principal (or premium, if any) of any debt securities, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3) a Default in the performance, or breach, of our obligations under the “—Limitation on Mergers and Other Transactions” covenant described above;

(4) a Default in the observance or performance of any other covenant or agreement contained in the Indenture which Default continues for a period of 60 days after we receive written notice specifying the Default (and demanding that such Default be remedied) from the Trustee or the Holders of at least a majority of the outstanding principal amount of each series of debt securities affected, voting together as a single class;

(5) (a) a failure to make any payment at maturity on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries) outstanding in an amount in excess of $150 million or its foreign currency equivalent at the time and continuance of this failure to pay after any applicable grace period or (b) a default on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $150 million or its foreign currency equivalent at the time without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 5(a) or (b) ceases or is cured, waived, rescinded or annulled, then the Event of Default under the Indenture will be deemed cured; or

(6) certain events of bankruptcy or insolvency affecting us or any of our Significant Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the Trustee or the Holders of at least 25% of the principal amount of each series of debt securities affected, voting together as a single class, may declare the principal of and accrued interest on all such debt securities to be due and payable by notice in writing to us and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all debt securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to one or more series of debt securities as described in the preceding paragraph, the Holders of a majority in principal amount of each series of debt securities affected, voting together as a single class, (including additional debt securities of each such series, if any) may rescind and cancel such declaration and its consequences if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officer’s certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the debt securities of each series affected, voting together as a single class, (including additional debt securities of each such series, if any) may waive any existing Default or Event of Default under the Indenture, and its consequences, except a Default in the payment of the principal of or interest on any debt securities of a series.

The Holders may not enforce the Indenture except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of each series of debt securities affected that is then outstanding, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Nothing herein shall impair the right of a Holder to institute suit for the enforcement of any payment on or with respect to the debt securities.

We will be required to provide an officer’s certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders

No director, officer, employee, incorporator, agent, stockholder or affiliate of us or any of our Subsidiaries, as such, shall have any liability for any obligations of us or any of our Subsidiaries under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the securities by accepting a note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the debt securities.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when such payments are due;

(2) our obligations with respect to the debt securities concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the applicable series of debt securities. In the event Covenant Defeasance occurs, certain events (not including non- payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the debt securities of a series:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the debt securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

(2) in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any our Subsidiaries is bound;

(6) we must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(7) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the Indenture) as to all outstanding debt securities of a series, when:

(1) either:

(A)    all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)    all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums payable under the Indenture by us; and

(3) we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, we and the Trustee, without the consent of the Holders, may amend the Indenture and the applicable series of debt securities for certain specified purposes, including:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to comply with the provisions described under “—Limitation on Mergers and Other Transactions”;

(4) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(5) to evidence and provide for the acceptance of appointment by a successor Trustee;

(6) to conform the text of the Indenture or the debt securities to any provision of this “Description of Debt Securities” or other description of the debt securities contained in the prospectus supplement relating to the offer and sale of such debt securities;

(7) to establish the form or terms of the debt securities of any series as permitted by the terms of the Indenture;

(8) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the Indenture, in each case in compliance with the provisions thereof; or

(9) to make any change that would provide any additional rights or benefits to the Holders of the debt securities (including to secure the debt securities, add guarantees with respect thereto, to add to our covenants for the benefit of the Holders or to surrender any right or power conferred upon us) or that does not adversely affect the legal rights under the Indenture of any Holder of the debt securities in any material respect.

In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of either (i) a majority in principal amount of all then outstanding debt securities of that series or (ii) a majority in principal amount of all then outstanding debt securities affected by such modification or amendment (including additional debt securities of each series affected, if any), voting together as a single class, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the principal amount of debt securities at maturity whose Holders must consent to an amendment;

(2) reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

(3) reduce the principal of, change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;

(4) make any debt securities payable in currency other than that stated in the debt securities or change the place of payment of the debt securities from that stated in the debt securities or in the Indenture;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of each series of debt securities affected (including additional debt securities of each such series, if any) to waive Defaults or Events of Default;

(6) make any change in these amendment and waiver provisions; or

(7) make any change to or modify the ranking of the debt securities that would adversely affect the Holders.

Except for certain specified provisions, the Holders of at least a majority in principal amount of all then outstanding debt securities of any series (voting together as a single class) may on behalf of the Holders of all debt securities of that series waive our compliance with provisions of the indenture. The Holders of a majority in aggregate principal amount of any then outstanding debt securities of any series (voting together as a single class) may on behalf of the Holders of all the debt securities of such series waive any existing default under the indenture with respect to that series and its consequences, except a continuing default or default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of all of the holders of each outstanding debt security of the series affected; provided, however, that the Holders of a majority in aggregate principal amount of any then outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the definition of all terms used herein for which no definition is provided.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Indebtedness” means with respect to any person, without duplication:

(1) all obligations of such person for borrowed money; and

(2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments.

“Issue Date” means the date of original issuance of a series of debt securities but not any additional debt securities.

“Lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by us to such person.

“Significant Subsidiary”, with respect to any person, means, any Subsidiary of such person that satisfies the criteria for a “significant subsidiary” as set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means any corporation, limited liability company, limited partnership or other similar type of business entity in which we and/or one or more of our Subsidiaries together own more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or similar governing body of such corporation, limited liability company, limited partnership or other similar type of business entity, directly or indirectly.

Unclaimed Funds

All funds deposited with the Trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the Trustee and paying agents will have no liability therefor.

Governing Law

The Indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with affiliates of Wells Fargo Bank, National Association.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Roper, the trustee, any warrant agent, unit agent or any other agent of Roper, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the Securities of any series shall no longer be represented by a Global Security and will issue securities in definitive form in exchange for such Global Security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	through any combination of the above; or

•	through any other method described in the applicable prospectus supplement.

The distribution of the securities being offered hereby may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any organized market where our common stock may be traded;

•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markers, including direct sales to purchasers; and

•	in any other manner described in the applicable prospectus supplement.

We may distribute the securities being offered hereby from time to time in one or more transactions at:

•	fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	negotiated prices; or

•	prices determined according to the process described in the applicable prospectus supplement.

The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Jones Day, Atlanta, Georgia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of the six acquisitions completed in 2020 because they were acquired by the Company in purchase business combinations during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$	*
Printing		**
Legal fees and expenses (including Blue Sky fees)		**
Trustee fees		**
Rating agency fees		**
Accounting fees and expenses		**
Miscellaneous		**

TOTAL		**

*	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.
**	These fees and expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our restated certificate of incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director’s fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to us or our stockholders; (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. The directors’ liability will be further limited to the extent permitted by any future amendments to the Delaware General Corporation Law authorizing the further limitation or elimination of the liability of directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated by-laws provide that: (i) we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) we are required to advance expenses, as incurred, to such directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom we bring a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of the law or deriving an improper personal benefit); and (iii) the rights conferred in our amended and restated by-laws are not exclusive and we are authorized to enter into indemnification agreements with such directors, officers and employees.

We have entered into indemnification agreements with our directors and a number of our officers containing provisions which provide for the indemnification of such director or officer, as applicable, to the fullest extent permitted by Delaware law.

The indemnification provisions in our amended and restated by-laws, and any indemnification agreements entered into between us and our directors or officers, may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

The proposed Form of Underwriting Agreement (Debt Securities) filed as Exhibit 1.1 to this Registration Statement provides for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement (Debt Securities)**

1.2	Form of Underwriting Agreement (Preferred Stock, Common Stock, Warrants, Purchase Contracts and Units)**

4.1	Indenture, dated as of November 26, 2018 between Roper Technologies, Inc. and Wells Fargo Bank, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3ASR filed November 26, 2018 (File No. 333-228532)

4.2	Form of Note**

4.3	Specimen Preferred Stock Certificate**

4.4	Form of Warrant Agreement for Warrants sold separately**

4.5	Form of Warrant for Warrants sold separately (included in Exhibit 4.6)**

4.6	Form of Warrant Agreement for Warrants sold attached to other Securities**

4.7	Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.8)**

4.8	Form of Purchase Contract Agreement relating to Purchase Contracts**

4.9	Form of Unit Agreement**

5.1	Opinion of Jones Day

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, as trustee under the senior notes indenture relating to Roper Technologies, Inc., as issuer

**	To be filed by Current Report on Form 8-K.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)((ii) and (a)(1)((iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(c)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on October 28, 2021.

ROPER TECHNOLOGIES, INC.

By:	/s/ L. Neil Hunn
	Name:	L. Neil Hunn
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Neil Hunn, Robert Crisci and John K. Stipancich, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ L. Neil Hunn L. Neil Hunn	President and Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2021

/s/ Robert C. Crisci Robert C. Crisci	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 28, 2021

/s/ Jason P. Conley Jason P. Conley	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 28, 2021

/s/ Amy Woods Brinkley Amy Woods Brinkley	Chair of the Board of Directors	October 28, 2021

/s/ Shellye L. Archambeau Shellye L. Archambeau	Director	October 28, 2021

/s/ Irene M. Esteves Irene M. Esteves	Director	October 28, 2021

/s/ John F. Fort, III John F. Fort, III	Director	October 28, 2021

Signature	Title	Date

/s/ Robert D. Johnson Robert D. Johnson	Director	October 28, 2021

/s/ Thomas P. Joyce, Jr. Thomas P. Joyce, Jr.	Director	October 28, 2021

/s/ Laura G. Thatcher Laura G. Thatcher	Director	October 28, 2021

/s/ Richard F. Wallman Richard F. Wallman	Director	October 28, 2021

/s/ Christopher Wright Christopher Wright	Director	October 28, 2021